Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C SECTION 1350
The undersigned, Richard Love, the Chairman of the Board of ImaRx Therapeutics, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
(i)
the Annual Report on Form 10-K for the period ended December 31, 2009 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2010	/s/ Richard Love
Richard Love
Chairman of the Board (Principal Executive Officer and Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.